UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 20, 2010

IRONWOOD GOLD CORP.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-53267	74-3207792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7047 E. Greenway Parkway #250 Scottsdale, AZ	85254
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  1-888-356-4942

Former name or Former Address, if Changed Since Last Report:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Resignation of Directors

Effective December 20, 2010, Ironwood Gold Corp., a Nevada corporation (the “Company”) received the resignation of Mr. Robert J. Reukl as a member of the Company’s Board of Directors. At the time of his resignation, Mr. Reukl also served as Chairman of the Company’s Audit Committee.

Effective December 20, 2010, the Company received the resignation of Mr. Rodney A. Blakestad as a member of the Company’s Board of Directors.

(b) Resignation of Officer

Effective December 20, 2010, Mr. Robert J. Reukl resigned from his positions as President, Chief Financial Officer and Secretary of the Company.

(c) Appointment of Officer

Effective upon Mr. Reukl’s resignation, the Board of Directors appointed Mr. Behzad Shayanfar, age 32, to serve as the Company’s interim Chief Financial Officer and Secretary.

Since October 2009, Mr. Shayanfar has served as a Director and Chief Executive Officer of the Company. In addition, he is currently a member of the Company’s Audit Committee. Since 2008, Mr. Shayanfar has served as Chief Financial Officer of Ironwood Mining Corp. where he is responsible for all financial and fiscal management aspects of the company’s operations. From 2004 to 2006, Mr. Shayanfar was an accountant for the Athanaeum Hotel where he reported the food and beverage revenue to the general manager and managed accounts. From 2003 to 2004, Mr. Shayanfar was an accountant for Linaker Ltd. His duties included producing payable and receivable accounts and managing the day to day banking of the company. Prior to 2003, Mr. Shayanfar was on the Project Management Team of Seda Va Sima where he was responsible for coordinating different aspects of construction and reported to the chief architect. Mr. Shayanfar was selected as one of the lead project managers of the state-owned media broadcasting construction site completed in 2000 as part of that position. Prior to 2000, Mr. Shayanfar was involved in developing oil mine exploration in Iran in the late 1990s and was involved in the financial markets, initially as a commodities futures trader. Mr. Shayanfar is also a private investor/developer in real estate in different regions including Dubai, India, the United Kingdom and the United States. Mr. Shayanfar received his second degree in economics from the London School of Economics. He earned his A-Level degree from Cambridge Tutors College and his first degree in civil engineering from Azad University.

Other than his current compensatory arrangement and the related party transaction involving the Company, Kingsmere Mining Ltd. and Ironwood Mining Corp. regarding the Cobalt Canyon Gold Project, all of which are more fully detailed and disclosed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 30, 2010, Mr. Shayanfar has not entered into any other related party transactions involving the Company. Mr. Shayanfar’s current compensatory arrangement with the Company will not change as a result of his appointment as interim Chief Financial Officer and Secretary.

Mr. Shayanfar has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONWOOD GOLD CORP.

Date: December 27, 2010	By:	/s/ Behzad Shayanfar
Behzad Shayanfar
Chief Executive Officer

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